Exhibit 10.53

JOINDER AGREEMENT,

SECOND AMENDMENT AND SUPPLEMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS JOINDER AGREEMENT, SECOND AMENDMENT AND SUPPLEMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into this 13th day of November, 2007, by and among REMINGTON ARMS COMPANY, INC., a Delaware corporation and successor by merger to RA Factors, Inc., a Delaware corporation, as the existing borrower (“Remington”); and RA BRANDS, L.L.C., a Delaware limited liability company (“Brands”), as the new borrower (Remington and Brands hereafter referred to as “Borrowers”, and each individually as a “Borrower”); WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with an office at 301 South College Street, Charlotte, North Carolina 28288, in its capacity as administrative and collateral agent (together with its successors in such capacity, “Agent”) for various financial institutions (“Lenders”); and such Lenders.

Recitals:

Agent, Lenders and Remington are parties to a certain Amended and Restated Credit Agreement dated March 15, 2006, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated May 31, 2007 (as at any time amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which Agent and Lenders have made certain revolving credit loans to Remington.

Remington has requested that Agent and Lenders agree to permit a single proposed Acquisition by Remington or any of its Subsidiaries occurring on or before January 31, 2008 in addition to those acquisitions currently constituting Permitted Acquisitions under the Credit Agreement.

Remington has also requested that Agent and Lenders increase the Revolver Commitments and provide to Borrowers a term loan based on the value of Remington’s and Brands’ intellectual property rights. In connection with the requested term loan, Remington has requested that the current guarantor, Brands, be joined as a “Borrower” under the Credit Agreement. Agent and Lenders are willing to amend the definition of “Permitted Acquisition”, increase the Revolver Commitments, provide a term loan, and give effect to the joinder of Brands as a Borrower under the Credit Agreement, in each case on the terms and conditions set forth in this Amendment.

Brands is executing this Amendment to become a party to the Credit Agreement and in order to induce Agent and Lenders to extend additional credit under the Credit Agreement.

The parties now desire to join Brands as a Borrower, and amend and supplement the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2.           Joinder of New Borrower. By its signature below and subject to the satisfaction of the conditions set forth herein, Brands becomes a Borrower under the Credit Agreement with the same force and effect as if originally named therein as a Borrower, and Brands hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as a Borrower thereunder. Each reference to “Borrower” or “Borrowers” in the Credit Agreement shall be deemed to include Brands. Upon the effectiveness of the joinder of Brands to the Loan Agreement, Brands shall be directly and primarily liable as a Borrower for all of the Obligations now or hereafter owing under the Credit Agreement and the other Credit Documents, and concurrently therewith, Brands shall without further action cease to constitute a Subsidiary Guarantor with respect to such Obligations under the Credit Agreement and the other Credit Documents. The Obligations owing by Brands shall henceforth be evidenced by the Credit Agreement and the Notes and the Subsidiary Guaranty previously executed by Brands shall be released and of no further force or effect. The parties hereto agree to execute and deliver such instruments, assignments or documents as are necessary under Applicable Law to give effect to or carry out the intent and purposes of the joinder of Brands as a Borrower and concurrent cessation of Brands as a separate Subsidiary Guarantor.

3.           Joint and Several Liability; Borrowers’ Representative. Brands acknowledges that it has requested Agent and Lenders to extend financial accommodations to it and to the other Borrowers in accordance with the provisions of the Credit Agreement, as hereby amended. In accordance with the terms of the Credit Agreement, Brands acknowledges and agrees that it shall be jointly and severally liable for any and all Loans and other Obligations heretofore or hereafter made by Agent and Lenders to Brands or any of the other Borrowers and for all interest, fees and other charges payable in connection therewith. Brands shall be liable for, on a joint and several basis, the timely payment by the other Borrowers of, all of the Loans and the other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to one Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Brands hereby irrevocably appointsRemington, and Remington agrees to act under the Credit Agreement as, the agent and representative of itself and Brands for all purposes under the Credit Agreement, including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a Euro-Dollar Loan, and receiving account statements and other notices and communications to Borrowers (or either of them) from Agent. Agent may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Remington, whether in its own name, on behalf of any Borrower or on behalf of “the Borrowers”.

4.           Amendments to Credit Agreement. Subject to the satisfaction of each of the conditions precedent set forth in Section 8 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)        By deleting the definitions of “Applicable Margin”, “Borrower and Borrowers”, “Default Rate”, “Formula Amount”, “Inventory Formula Amount”, “Loan”, “Minimum Availability Condition”, “Notes”, “Pro Rata”and “Revolver Commitment” contained in Section 1.1 of the Credit Agreement and by substituting in lieu thereof the following:

Applicable Margin - a percentage determined on the Second Amendment Date by reference to the immediately preceding Pricing Determination Date and on each Pricing Adjustment Date thereafter, the Applicable Margin shall be increased or decreased, based upon Average Excess Availability for the Fiscal Quarter ending on such Pricing Determination Date, as set forth in the table below (but decreased only if on the relevant Pricing Determination Date no Default or Event of Default exists):

Tier	Average Excess Availability	Applicable Margin for Euro-Dollar Loans	Applicable Margin for Base Rate Loans
I	Less than $22,000,000	2.00%	0.50%
II	Equal to or greater than $22,000,000 but less than $33,000,000	1.75%	0.25%
III	Equal to or greater than $33,000,000 but less than $44,000,000	1.50%	0.00%
IV	Equal to or greater than $44,000,000 but less than $55,000,000	1.25%	- 0.25%
V	Equal to or greater than $55,000,000	1.00%	- 0.50%

Any such increase or reduction in the Applicable Margin shall be effective on the first day of the Fiscal Quarter following Agent’s receipt of the applicable financial statements and corresponding Compliance Certificate (each a “Pricing Adjustment Date”). If the financial statements and the Compliance Certificate of Borrowers setting forth Average Excess Availability for the applicable period are not received by Agent by the date required pursuant to Section  10.1.3 of this Agreement, the Applicable Margin shall be determined as if Average Excess Availability is less than $22,000,000 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure to timely deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders in their sole discretion; provided, however, that nothing herein shall be deemed to prevent Agent and Lenders from charging interest at the Default Rate for so long as an Event of Default exists. In the event that any financial statement or Compliance Certificate delivered by Borrowers is shown to be inaccurate (whether such inaccuracy is discovered at any time during the effectiveness of this Agreement or up to six months thereafter), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin for such Applicable Period shall be deemed to be the Applicable Margin that would have been in effect for such Applicable Period had the financial statement or Compliance Certificate delivered by Borrowers not contained the inaccuracy, and (iii) Borrowers shall immediately pay to Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with the terms of this Agreement. Neither the recalculation of the Applicable Margin for such an Applicable Period, nor the payment by Borrowers of the accrued additional interest required hereunder, shall limit the rights of Agent and Lenders with respect to their ability to charge interest at the Default Rate, or to declare any Event of Default or exercise any of their remedies during the existence of such an Event of Default.

Borrower and Borrowers - shall mean each of (a) Remington, (b) on and after the Second Amendment Date, Brands, and (c) any other entity which becomes a borrower under this Agreement from time to time pursuant to a joinder agreement in form and substance satisfactory to Agent and approved by Remington.

Default Rate - on any date, a rate per annum that is equal to (i) in the case of each Revolver Loan outstanding on such date and the principal balance of Term Loans outstanding on such date, 2% in excess of the rate otherwise applicable to such Loans on such date, and (ii) in the case of any other Obligations outstanding on such date, 3.25% in excess of the Alternate Base Rate in effect on such date.

Formula Amount - on any date of determination thereof, an amount equal to the lesser of (a) (i) the sum of the Inventory Formula Amount and the Accounts Formula Amount on such date, minus (ii) the Availability Reserve on such date, or (b) the sum of (i) the amount on such date that constitutes “Permitted Indebtedness” under clause (i) of the definition of that term in the New Senior Notes Indenture as in effect on January 24, 2003 plus (ii) the amount of Obligations that Borrowers would be permitted to incur hereunder on such date under clause (xiv) of the definition of “Permitted Indebtedness” without causing a breach or violation of the New Senior Notes Indenture as in effect on January 24, 2003, minus (iii) the outstanding principal balance of the Term Loan on such date.

Inventory Formula Amount - on any date of determination thereof, an amount equal to the least of (i) $77,500,000, (ii) the sum derived by multiplying the Applicable Inventory Percentage by the Value of Eligible Inventory consisting of Finished Goods and the Applicable Inventory Percentage by the Value of Eligible Inventory consisting of Raw Materials, or (iii) the Appraised NOLV as of such date.

Loan - all or any portion of a Revolver Loan or a Term Loan Advance (and each Base Rate Loan and Euro-Dollar Loan comprising such Loan).

Minimum Availability Condition - on any date of determination, Excess Availability of not less than $27,500,000.

Notes - each Revolver Note, each Term Note, the Settlement Note and any other promissory note executed by Borrowers at Agent’s request to evidence any of the Obligations.

Pro Rata - with respect to any Lender on any date, a percentage (expressed as a decimal, rounded to the ninth decimal place) derived by dividing the amount of the total Commitments of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date (regardless of whether or not any of such Commitments have been terminated on or before such date).

Revolver Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to participate in LC Obligations pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the heading “Revolver Commitment” on the signature pages hereof (or any amendment hereto to the extent provided therein) or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and “Revolver Commitments” means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which shall not exceed $155,000,000 on the Second Amendment Date but which shall be reduced in accordance with the terms of Section  2.1.6 hereof.

(b)        By adding the following new definitions of “2007 Permitted Acquisition”, “Commitment”, “Second Amendment Date”, “Term Loan”, “Term Loan Advance”, “Term Loan Commitment” and “Term Note” to Section 1.1 of the Credit Agreement in proper alphabetical sequence:

2007 Permitted Acquisition - a single Acquisition by Remington or any of its Subsidiaries occurring after the Second Amendment Date but on or before January 31, 2008, so long as each of the following additional conditions are satisfied prior to or simultaneously with such Acquisition in form and substance satisfactory to Agent:

(1)         No Default or Event of Default. No Default or Event of Default occurs or exists on the date of such Acquisition and no default or event of default exists on any other Debt or Material Contract of Remington, Brands or the Person that is the subject of the Acquisition (the “Target Company”) on the date of such Acquisition.

(2)         Aggregate Consideration. Agent shall have approved the amount of the aggregate consideration paid by Borrowers and/or any of their Subsidiaries (including the assumption of any Debt) in connection with such Acquisition, such approval not to be unreasonably withheld or delayed; provided that in no event shall such aggregate consideration exceed $60,000,000.

(3)         Financial Information. Agent shall have received all financial information, projections, budgets, business plans, cash flows and such other information as Agent shall request from time to time with respect to Remington, Brands and the Target Company, including, without limitation, (A) projected monthly balance sheets, income statements, statements of cash flows and availability of Remington, Brands and the Target Company for the periods through the end of the 2007 and 2008 fiscal years of Remington, Brands and the Target Company, (B) projected annual balance sheets, income statements, statements of cash flows and availability of Remington, Brands and the Target Company through the end of the 2007 and 2008 fiscal years of Remington, Brands and the Target Company, in each case as to the projections described in clauses (A) and (B), with the results and assumptions set forth in all of such projections, and an opening pro forma balance sheet for Remington, Brands and the Target Company and, (C) any updates or modifications to the projected financial statements previously received by Agent, and (D) current agings of receivables, current perpetual inventory records and/or rollforwards of accounts and inventory through the Second Amendment Date, together with supporting documentation.

(4)         Due Diligence. Agent and Lenders shall have completed their business and legal due diligence with respect to Remington, Brands and the Target Company, with results satisfactory to Agent and Lenders, including (i) receipt and review of a summary of the final terms of such Acquisition, including, without limitation, the anticipated impact on Remington’s capital structure and the proposed source of funding for, and use of proceeds of, such Acquisition, and(ii) field examinations of the business and collateral of Remington, Brands and the Target Company in accordance with Agent’s customary procedures and practices and as otherwise required by the nature and circumstances of the businesses of Remington, Brands and the Target Company (the “Acquisition Field Exams”), and Agent and Lenders shall be satisfied with the corporate and capital structure and management of Remington, Brands and the Target Company both prior to and after giving effect to such Acquisition, and with all legal, tax, accounting and other matters relating to Remington, Brands and the Target Company.

(5)         Joinder Agreement, Notes and Security Documents. Agent shall have received a joinder agreement providing for the joinder of the Target Company as a Borrower, the Notes, in each case conforming to the requirements of the Credit Agreement, a security agreement, and such other Security Documents (including, without limitation, any pledge agreements or supplements) as may be required by Agent, and executed by a duly authorized officer of each Borrower, pursuant to which the Target Company shall grant a security interest in all or substantially all of its assets to secure the Obligations of the Target Company as a Borrower under the Credit Agreement, as amended by this Amendment.

(6)         Availability. Agent shall have determined, and Lenders shall be satisfied, that, after giving effect to such Acquisition, Availability is not less than $27,500,000.

(7)         Evidence of Perfection and Priority of Liens. Agent shall have received confirmation that all UCC-1 financing statements and other Security Documents required to be filed or recorded to perfect the Liens of Agent in Collateral of the Target Company (excluding only Intellectual Property which is registered in countries other than the United States) have been filed or delivered to Agent and evidence that such Liens will constitute valid and perfected security interests and Liens, and that there are no other Liens upon Collateral except for Permitted Liens.

(8)         Lien Payoff Documentation, Lien Releases. Agent shall have received all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the existing lenders (if any) to the Target Company of their respective financing arrangements with the Target Company and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of the Target Company acquired pursuant to the Acquisition.

(9)         Cash Management System. The Target Company shall have established a cash management system, including blocked accounts for collections of the accounts receivable of the Target Company, and the transfer of such collections to Agent, and subject to control agreements by the banks at which such accounts are maintained.

(10)        Organization Documents. Agent shall have received a copy of the Organization Documents of the Target Company, and all amendments thereto, certified by the Secretary of State or other appropriate officials of the jurisdiction of the Target Company’s state of organization.

(11)        Good Standing Certificates. Agent shall have received good standing certificates for the Target Company, issued by the Secretary of State or other Governmental Authority of the Target Company’s jurisdiction of organization.

(12)        Insurance. Agent shall have received certified copies of the casualty insurance policies of the Target Company with respect to Collateral and business interruption insurance policies, together with loss payable endorsements on Agent’s standard form of loss payee endorsement naming Agent as loss payee with respect to each such policy and certified copies of the Target Company’s liability insurance policies, including product liability policies, together with endorsements naming Agent as an additional insured, all as required by the Credit Documents.

(13)        No Material Adverse Change. No material adverse change in the business, Properties, results of operations or financial condition of the Target Company shall have occurred in violation of the documents or instruments giving effect to the Acquisition.

(14)        Non-Violation of New Senior Notes Indenture; Legal Opinions. Agent shall have received and reviewed an opinion letter from Borrowers’ and Guarantors’ counsel that the Acquisition and the Target Company’s joinder to the Credit Agreement as a Borrower does not violate the New Senior Notes Indenture, and a certificate from one or more officers of Borrowers and Guarantors to that effect.

(15)        Acquisition Agreements. Agent shall have received duly executed certified copies of the documents or instruments giving effect to the Acquisition, including all exhibits and schedules thereto.

(16)        Other Agreements. Agent shall have received each additional document or instrument reasonably requested by the Required Lenders, duly executed by the parties thereto.

(17)        No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Amendment, the Credit Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby.

(18) Borrowing Base Certificate. Agent shall have received the most recent Borrowing Base Certificate required by the terms of this Agreement on or prior to the date of the Acquisition or otherwise requested by Agent pursuant to the terms hereof.

Commitment - at any date for any Lender, the aggregate amount of such Lender’s Revolver Commitment and Term Loan Commitment on such date, and “Commitments” means the aggregate amount of all Revolver Commitments and Term Loan Commitments on such date.

Second Amendment Date - November 13, 2007.

Term Loan - the aggregate of the Term Loan Advances made by Lenders to Borrowers pursuant to Section  2.2.1.

Term Loan Advance - the advance made by a Lender as part of the Term Loan on the Second Amendment Date and thereafter means such Lender’s portion of the Term Loan.

Term Loan Commitment - at any date for any Lender, the obligation of such Lender to make its Term Loan Advance pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the heading “Term Loan Commitment” on the signature pages hereof (or any amendment hereto to the extent provided therein) or the principal amount set forth in any Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and the term “Term Loan Commitments” means the aggregate principal amount of the Term Loan Commitment of each Lender, the maximum amount of which shall not exceed $25,000,000.

Term Note - as defined in Section  2.2.2.

(c)        By deleting the lead-in language to Section 2 of the Credit Agreement and by substituting in lieu thereof the following:

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Credit Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective Pro Rata shares of the Commitments available to Borrowers, in an aggregate amount of up to $180,000,000, as follows:

(d)        By deleting Section 2.2 of the Credit Agreement and by substituting in lieu thereof the following:

2.2	Term Loan Commitments.

2.2.1            Term Loan. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrowers a Term Loan Advance in an amount not to exceed such Lender’s Term Loan Commitment. The Term Loan shall be comprised of Term Loan Advances in the aggregate principal amount of the Term Loan Commitment and shall be funded by Lenders on the Second Amendment Date. The proceeds of the Term Loan Advances shall be used by Borrowers solely for purposes for which the proceeds of the Revolver Loans are authorized to be used. The Term Loan Commitment of each Lender shall expire on the funding by such Lender of its Term Loan Advance. Borrowers shall not be entitled to reborrow any amounts repaid with respect to the Term Loan Advances. All Term Loan Advances shall bear interest as set forth in Section 3.1, shall initially be Base Rate Loans and shall be repaid as provided in Section 5.3. Each Lender shall make its Term Loan Advance available to Agent in immediately available funds, to such account of Agent as Agent may designate, not later than 12:00 noon on the Second Amendment Date. After Agent’s receipt of the proceeds of such Term Loan Advance, and upon satisfaction of the conditions precedent set forth in Section 11, Agent shall make the proceeds of all such Term Loan Advances available to Borrowers on the Second Amendment Date by transferring same day funds equal to the proceeds of such Term Loan Advances received by Agent to an account designated by Borrowers in writing.

2.2.2      Term Notes. Borrowers shall execute and deliver to Agent on behalf of each Lender, on the Second Amendment Date, a promissory note substantially in the form of Exhibit A-3 attached hereto and made a part hereof (such promissory note, together with any new notes issued pursuant to Section 14.3.2 upon the assignment of any portion of any Lender’s Term Loan Advance, being hereinafter referred to collectively as the “Term Notes” and each of such promissory notes being hereinafter referred to individually as a ”Term Note”), to evidence such Lender’s Term Loan Advance to Borrowers, in the original principal amount equal to the amount of such Lender’s Term Loan Commitment. Each Term Note shall be dated the Second Amendment Date (or the date of the applicable Assignment and Acceptance) and shall provide for payment of the Term Loan Advance evidenced thereby as specified inSection 5.3.

(e)        By deleting Section 3.1 of the Credit Agreement and by substituting in lieu thereof the following:

3.1	Interest.

3.1.1       Rates of Interest. Borrowers agree to jointly and severally pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

(i)         for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin plus the Alternate Base Rate in effect from time to time; or

(ii)        for Revolver Loans made or outstanding as Euro-Dollar Loans, the Applicable Margin plus the relevant Adjusted London Interbank Offered Rate for the applicable Interest Period selected by each Borrower in conformity with this Agreement.

Borrowers agree to jointly and severally pay interest in respect of all unpaid principal amounts outstanding with respect to Term Loan Advances from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a rate per annum equal to the applicable rate indicated below:

(i)         for any portion of the Term Loan Advances made or outstanding as Base Rate Loans, 0.50% plus the Alternate Base Rate in effect from time to time; or

(ii)          for any portion of the Term Loan Advances made or outstanding as Euro-Dollar Loans, 2.00% plus the relevant Adjusted London Interbank Offered Rate for the applicable Interest Period selected by Borrowers in conformity with this Agreement.

Upon determining the Adjusted London Interbank Offered Rate for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone and, if so requested by Borrowers, confirmed in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans bearing interest based upon the Alternate Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Alternate Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Alternate Base Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a Euro-Dollar Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day’s interest shall be paid on such Revolver Loan. The Alternate Base Rate on the Closing Date was 7.50% per annum and, therefore, the rate of interest in effect hereunder on the Closing Date, expressed in simple interest terms, was 8.00% per annum with respect to any portion of the Revolver Loans bearing interest as a Base Rate Loan. The Alternate Base Rate on the Second Amendment Date is 7.25% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 6.75% per annum with respect to any portion of the Revolver Loans bearing interest as a Base Rate Loan and is 7.75% per annum with respect to any portion of the Term Loan Advances bearing interest as a Base Rate Loan.

(f)         By deleting Sections 5.3 and 5.4 of the Credit Agreement and by substituting in lieu thereof the following:

5.3	Repayment of Term Loan Advances.

5.3.1     Payment of Principal. The principal amount of each Term Note shall be paid in consecutive monthly installments, the first twenty-six of which shall be in an amount equal to the Lender’s Pro Rata share of $520,800 per installment and shall be payable on the first day of each month, commencing on May 1, 2008, and continuing on the first day of each month thereafter, the final installment of which shall be in an amount equal to such Lender’s Pro Rata share of the remaining principal balance of the Term Loan and shall be payable on the Commitment Termination Date. Each installment shall be paid to Agent for the account and Pro Rata benefit of each Lender. Each Term Loan Advance, if not sooner paid, shall be due and payable in full on the Commitment Termination Date.

5.3.2      Payment of Interest. Interest accrued on the Term Loan shall be due and payable on (i) the first day of each month for the immediately preceding month, computed through the last calendar day of the preceding month in the case of any portion of the Term Loan that is a Base Rate Loan, (ii) the last day of the applicable Interest Period in the case of any portion of such Term Loan that is a Euro-Dollar Loan, and (iii) the date of any prepayment of the Term Loan. Accrued interest shall also be paid by Borrowers as and when payable in Section  5.3.4 in connection with any prepayment of the Term Loan and (iv) the Commitment Termination Date. With respect to any Base Rate Loan converted into a Euro-Dollar Loan pursuant to Section  3.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

5.3.3     Mandatory Prepayments. In addition to Borrowers’ obligation to pay the entire amount of the Obligations upon the Commitment Termination Date, Borrowers shall also be required to prepay the Term Loan Advances (and, after payment in full thereof, the remaining Obligations then outstanding as provided in Section 5.3.5), as follows:

(i)                Borrowers shall prepay the Term Loan Advances in the amount of Net Disposition Proceeds from dispositions of (A) Equipment unless the amount of such Net Disposition Proceeds does not exceed $2,500,000, or (B) Intellectual Property;

(ii)               Borrowers shall prepay the Term Loan Advances from the proceeds of insurance or condemnation awards paid in respect of any Equipment or Intellectual Propertyunless and to the extent Borrowers is authorized to use such proceeds pursuant to Section  8.1.2(ii); and provided that nothing herein shall be construed to authorize any disposition of Collateral except as expressly elsewhere authorized by this Agreement or the other Credit Documents.

5.3.4     Optional Prepayments of Term Loan Advances. Borrowers may, at their option, prepay any portion of the Term Loan Advances consisting of Base Rate Loans in whole at any time or in part from time to time, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued or unpaid thereon to the date of prepayment. Any portion of the Term Loan Advances consisting of Euro-Dollar Loans may be prepaid, at Borrowers’ option, at any time in whole or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, together with any applicable charges pursuant to Section 3.10 , and interest accrued or unpaid thereon to the date of prepayment. Borrowers shall give written notice (or telephonic notice promptly confirmed in writing) to

Agent of any intended prepayment not less than 1 Business Day prior to any prepayment of Base Rate Loans and not less than 2 Business Days prior to any prepayment of Euro-Dollar Loans. Such notice, once given, shall be irrevocable and, upon receipt of any such notice of optional prepayment, Agent shall promptly notify each Lender of the contents thereof and of such Lender’s share of the prepayment as provided in Section  5.3.5.

5.3.5     Application of Prepayments.

(i)         Except as otherwise provided in Section  5.6, each mandatory prepayment pursuant to Section  5.3.3 shall be remitted by Borrowers to Agent for application (i)  first to accrued interest and principal due under the Term Notes, ratably, with amounts applied to principal installments to be applied in the inverse order of maturities until payment in full thereof; and (ii)  second, unless otherwise directed or agreed in writing by Agent (acting at the direction of the Required Lenders), to repay the principal balance of Revolver Loans outstanding (provided that any application of such prepayments to the Revolver Loans shall, unless otherwise agreed in writing by Agent (acting at the direction of the Required Lenders), automatically result in a corresponding permanent reduction of the Revolver Commitments). Notwithstanding the foregoing, if a Permitted Asset Disposition of Equipment or Intellectual Property includes the sale or other disposition of Accounts or Inventory then a portion of the Net Disposition Proceeds equal to the greater of (x) the net book value of such Accounts and Inventory or (y) the amount of the reduction in the Borrowing Base immediately after giving effect to such sale or other disposition of Accounts or Inventory, as the case may be, shall be promptly remitted to Agent for application to the Revolver Loans (with the application of any such prepayments to the Revolver Loans to result in a corresponding permanent reduction of the Revolver Commitments, unless otherwise agreed in writing by Agent (acting at the direction of the Required Lenders)).

(ii)         Each optional prepayment of Term Loan Advances pursuant to Section  5.3.4 shall be remitted by Borrowers to Agent and distributed by Agent to Lenders to prepay installments of the Term Notes, in the inverse order of their maturities, until Full Payment of the Term Notes.

(iii)        All distributions of prepayments by Agent to Lenders shall be on a Pro Rata basis. Each Lender shall apply the portion of a prepayment that is to be applied to principal installments first to outstanding Base Rate Loans and then to any outstanding Euro-Dollar Loans with the shortest Interest Periods remaining; but if application to any Euro-Dollar Loans would cause the same to be paid prior to the end of an applicable Interest Period, then, by prior written notice to Agent, Borrowers may elect as to such Euro-Dollar Loan to deliver cash to Agent in the amount of the required prepayment, to be held by Agent as Cash Collateral until the end of the applicable Interest

Period, at which time Agent shall disburse such Cash Collateral to the affected Lenders for application to such Euro-Dollar Loans.

5.4         Prepayments of Revolver Loans. The following provisions shall govern Borrowers’ rights and obligations with respect to prepayment of the Revolver Loans (with the application of such prepayments to be governed by the provisions of Section 5.8 hereof, as applicable):

(a)        Except with respect to (i) sales of Inventory in the Ordinary Course of Business of Remington, (ii) replacements of Equipment permitted pursuant to Section 8.4.2(ii), and (iii) sales or dispositions of Equipment or Intellectual Property permitted hereunder (including the proceeds of insurance or condemnation awards paid in respect of any Equipment or Intellectual Property), Borrowers shall, concurrently with the receipt by any Obligor of any Net Disposition Proceeds from any sale or other disposition of Collateral make or cause to be made a mandatory prepayment of the Revolver Loans, provided that nothing herein shall be construed to authorize any disposition of Collateral except as expressly elsewhere authorized by this Agreement or the other Credit Documents;

(b)        With respect to any condemnation awards or proceeds of insurance of the type required by Section 8.1.2(i), Borrowers shall prepay the Revolver Loans or Term Loan, as applicable, as and to the extent required by Section 8.1.2(ii); and

(c)        Prepayments of the Term Loan (whether mandatory or voluntary), and the application thereof, shall be governed by Sections 5.3 and 5.8.

(g)        By deleting clause (ii) of Section 8.1.2 of the Credit Agreement and by substituting in lieu thereof the following:

(ii)         Any proceeds of insurance referred to in this Section 8.1.2 and any condemnation awards that are paid to Agent in connection with a condemnation of Collateral shall be paid to Agent and (a) in the case of proceeds or awards that relate to Inventory, applied first to the payment of the Revolver Loans, then to the Term Loan, and then to any other Obligations outstanding, and (b) in the case of proceeds or awards that relate to Equipment or Real Estate, applied first to the Term Loan and then to any other Obligations; provided that if requested by Borrowers in writing within 30 days after Agent’s receipt of such proceeds relating to Equipment or Real Estate and if no Default or Event of Default exists, Borrowers may apply such proceeds to repair or replace the damaged or destroyed Equipment or Real Estate so long as (1) such repair or replacement is promptly undertaken and concluded, (2) the repaired or replaced Property is at all times free and clear of Liens other than Permitted Liens and permits Borrowers to resume productivity comparable to Borrowers’ productivity levels prior to the loss, and (3) the amount of proceeds from any single casualty affecting Equipment or Real Estate does not exceed $2,500,000.

(h)             By deleting Section 8.4.4 of the Credit Agreement and by substituting in lieu thereof the following:

8.4.4            Appraisals. Agent reserves the right, exercisable from time to time hereafter in Agent’s credit judgment, to require each Borrower and each Guarantor to obtain, and each Borrower and each Guarantor shall promptly obtain, at Borrowers’ expense, appraisals or updates to existing appraisals reflecting then current values of the Equipment, Inventory, or Intellectual Property of Borrowers; provided, however, that unless a Default or Event of Default exists, not more than one such appraisal of Equipment annually and not more than two such appraisals of Inventory (not including an initial appraisal of Inventory acquired pursuant to any Acquisition) or Intellectual Property annually shall be conducted at Borrowers’ expense. Nothing herein shall be construed to prohibit Agent from obtaining any such appraisal, either directly or through any Agent Professional, and charging the cost of any such appraisal to Borrowers, subject to the limitations hereinabove set forth.

(i)              By adding the following sentence to Section 10.2.13 of the Credit Agreement immediately following the definition of “Permitted Acquisition” therein:

Notwithstanding anything to the contrary set forth above, the 2007 Permitted Acquisition  shall constitute a “Permitted Acquisition” hereunder.

(j)              By deleting Section 11.2.4 of the Credit Agreement in its entirety and by substituting in lieu thereof the following:

11.2.4         No Material Adverse Effect. No event shall have occurred and no condition shall exist that has or may be reasonably likely to have a Material Adverse Effect; provided, that, to the extent that Revolver Loans are requested by Borrowers in accordance with the terms of this Agreement in order to finance the 2007 Permitted Acquisition, if any, (i) this condition shall be deemed satisfied, and (ii) the representation and warranty set forth in the last sentence of Section 9.1.9 that there has been no material adverse change (which representation and warranty would be reaffirmed in connection with such Revolver Loans) shall not be deemed breached, in each case with respect to such Revolver Loans (and only with respect to such Revolver Loans) unless a Material Adverse Effect occurs or exists that would otherwise constitute or result in an Event of Default under this Agreement.

(k)          By deleting the references to “Revolver Loan” and “Revolver Loans” contained in Section 1.1 of the Credit Agreement in the definitions of “Base Rate Loan”, “Borrowing”, “Default Rate”, “Euro-Dollar Loan”, “Extraordinary Expenses”, “Funding Account”, “Obligations”, “Required Lenders”, “Supermajority Lenders”, and “Type”, and in Sections 1.4, 3.1.2, 3.1.3, 3.1.4, 3.5, 3.8, 4.2, 4.4, 4.5 (including the section heading thereof), 5.1,5.7.1(x), 5.9 (including the section heading thereof),5.12, 6.1, 6.2.2, 6.2.3, 8.2.5, 9.1.11,

9.1.20, 10.2.3(v), 11.1, 11.2, 11.3, 12.1.1, 12.2.1, 12.4, 12.5.2, 13.2.2, 13.4, 13.6.3, 13.7, 13.9.1, 13.10, 13.14, 13.16, 13.17, 14.2.2, 14.3.1, and 15.16 of the Credit Agreement, and in Exhibit C to the Credit Agreement, and by substituting in lieu thereof respectively references to “Loan” and “Loans”.

(l)         By deleting the references to “Revolver Commitment” and “Revolver Commitments” contained in Section 1.1 of the Credit Agreement in the definitions of “Required Lenders” and “Supermajority Lenders”, and in Sections 2.3.4, 3.2, 4.2, 5.6, 6.1 (including the section heading thereof), 6.2, 9.1, 10.1, 10.2, 10.3, 10.4, 12.2 (including the section heading thereof), 13.2.1, 13.4, 13.9.1, 13.13, 13.17, 14.2, 14.3.1, 14.3.2, 15.3, and 15.18 of the Credit Agreement, and by substituting in lieu thereof respectively references to “Commitment” and “Commitments”.

(m)       By deleting the reference to “Revolver Notes” contained in Section 11.1.1 of the Credit Agreement, and by substituting in lieu thereof a reference to “Notes”.

(n)        By deleting each Lender’s Revolver Commitment set forth on the signature pages to the Credit Agreement, and by substituting in lieu thereof the Revolver Commitments and Term Loan Commitments set forth on the signature pages to this Amendment.

(o)        By adding to the Credit Agreement as Exhibit A-3 thereto the Exhibit A-3 attached to this Amendment.

(p)        By deleting Exhibit A-1, Exhibit A-2, Exhibit B, Exhibit C, Exhibit D, Exhibit E, Exhibit G and Exhibit H to the Credit Agreement in their entireties and by substituting in lieu thereof, respectively, Exhibit A-1, Exhibit A-2, Exhibit B, Exhibit C, Exhibit D, Exhibit E, Exhibit G and Exhibit H attached to this Amendment.

5.          Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Credit Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Credit Documents.

6.          Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement and the other Credit Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, except as the enforceability thereof may be limited by laws relating to Insolvency Proceedings or other similar laws of general application affecting the enforcement of creditors’ rights generally or by general equitable principles; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); the Liens granted by such Borrower in favor of Agent are first priority Liens, subject only to those Permitted Liens which are expressly permitted by the terms of the Credit Documents to have priority over the Liens of Agent; and, as of the close of business on November 2, 2007, the unpaid principal amount of the Revolver Loans totaled $17,000,000, and the face amount of outstanding Letters of Credit totaled $4,426,000.

7.          Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that (i) Brands is a wholly-

owned Subsidiary of Remington and is engaged in substantially the same business as Remington and operates with Remington in a joint and common enterprise; (ii) the Schedules attached to this Amendment contain true, accurate and complete information with respect to Brands and the matters represented and warranted by Brands pursuant to Section 9 of the Credit Agreement and such Schedules shall be deemed to supplement and be a part of the Schedules to the Credit Agreement; (iii) no Default or Event of Default exists on the date hereof; (iv) the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and (v) all of the representations and warranties made by such Borrower in the Credit Agreement are true and correct in all material respects on and as of the date hereof after giving effect to this Amendment (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date).

8.          Conditions Precedent. The effectiveness of the amendments contained in Section 4 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent, on or before November 13, 2007:

(i)          No Default or Event of Default. No Default or Event of Default shall have occurred or exist on the date hereof and no default or event of default shall have occurred or exist on any other material Debt or Material Contract of Remington or Brands.

(ii)          Amendment; Notes. Agent shall have received (i) a counterpart of this Amendment for each Lender duly executed and delivered by a duly authorized officer of the each of the parties hereto, and (ii) for the account of each of the Lenders, the Revolver Notes, the Term Notes and the Settlement Note, in each case conforming to the requirements of the Credit Agreement and executed by a duly authorized officer of each Borrower.

(iii)         Security Documents. Agent shall have received counterparts of such Security Documents (including, without limitation, any security agreements, pledge agreements or supplements) as may be required by Agent, and executed by a duly authorized officer of each Borrower, pursuant to which each Borrower shall grant or re-grant, as applicable, a security interest in all or substantially all of its assets to secure the Obligations of such Borrower under the Credit Agreement, as amended by this Amendment.

(vi)         Availability. Agent shall have determined, and Lenders shall be satisfied, that, after giving effect to all transactions to be concluded on the Second Amendment Date, Availability is not less than $27,500,000.

(v)         Evidence of Perfection and Priority of Liens. Agent shall have received confirmation that all UCC-1 financing statements and other Security Documents required to be filed or recorded to perfect the Liens of Agent in Collateral (excluding only Intellectual Property which is registered in countries other than the United States) have been filed and evidence in form satisfactory to Agent and Lenders that such Liens will constitute valid and perfected security interests and Liens, and that there are no other Liens upon Collateral except for Permitted Liens.

(vi)         Organization Documents. Agent shall have received a copy of the Organization Documents of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate officials of the jurisdiction of each Borrower’s state of organization.

(vii)        Good Standing Certificates. Agent shall have received good standing certificates for each Borrower, issued by the Secretary of State or other Governmental Authority of such Borrower’s jurisdiction of organization.

(viii)       Insurance. Agent shall have received certified copies of the casualty insurance policies of each Borrower with respect to Collateral and business interruption insurance policies, together with loss payable endorsements on Agent’s standard form of loss payee endorsement naming Agent as loss payee with respect to each such policy and certified copies of each Borrower’s liability insurance policies, including product liability policies, together with endorsements naming Agent as an additional insured, all as required by the Credit Documents.

(ix)         No Material Adverse Change. No material adverse change in the business, Properties, results of operations or financial condition of Borrowers and Guarantors and their respective Subsidiaries, taken as a whole, shall have occurred since May 31, 2007, and no material adverse change shall have occurred, in the quality, quantity or value of Collateral shall have occurred since May 31, 2007.

(x)         Fees. Agent shall have received on the date hereof in immediately available funds (i) the arrangement fee set forth in the letter agreement among Agent, Wachovia Capital Markets, LLC and Borrower dated the Second Amendment Date, and (ii) for the Pro Rata benefit of Lenders, in immediately available funds on the date hereof, an amendment fee in the amount of $180,000.

(xi)         Non-Violation of New Senior Notes Indenture; Legal Opinions. Agent shall have received and reviewed an opinion letter from Borrowers’ and Guarantors’ counsel that the Credit Agreement, as amended by this Amendment, does not violate the New Senior Notes Indenture, and a certificate from one or more officers of Borrowers to that effect.

(xii)        Other Agreements. Agent shall have received each additional document or instrument reasonably requested by the Required Lenders, duly executed by each of the parties thereto.

(xiii)       No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Amendment, the Credit Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby.

(xiv) Borrowing Base Certificate. Agent shall have received the most recent Borrowing Base Certificate required by the terms of the Credit Agreement or otherwise requested by Agent pursuant to the terms hereto.

9.           Conditions to the Assets Acquired Pursuant to 2007 Permitted Acquisition Constituting Eligible Accounts or Eligible Inventory. In no event shall any Accounts or Inventory acquired pursuant to the 2007 Permitted Acquisition, if any, constitute Eligible Accounts or Eligible Inventory under the Credit Agreement unless and until (i) the Target Company has been joined to the Credit Agreement and other Credit Documents as a Borrower, (ii) the Acquisition Field Exams have been completed, in form and with results satisfactory to Agent in all respects, and (iii) all other conditions or criteria for such Accounts or Inventory to constitute Eligible Accounts or Eligible Inventory set forth in the Credit Agreement and other Credit Documents have been satisfied or met.Borrowers acknowledge that, if any Inventory of the Target Company may constitute Eligible Inventory hereafter, Agent, in its discretion, has elected to impose a LIFO reserve with respect to such Inventory. Such LIFO reserve shall be in an amount equal to the difference between the amount at which the Inventory of the Target Company is carried on its balance sheet under the last-in-first-out method of inventory accounting and the amount at which such Inventory would be so carried based upon the first-in-first-out method of inventory accounting, all determined in accordance with GAAP.

10.         Additional Covenants. To induce Agent and Lenders to enter into this Amendment, Borrowers covenant and agree as follows: (i) simultaneously with the execution and delivery of this Amendment, Borrowers shall execute and deliver amendments to each of the Mortgages, in form and substance satisfactory to Agent; (ii) within sixty (60) days after the Second Amendment Date, Borrowers shall cause the mortgage amendments described in the foregoing clause (i) to be recorded in the appropriate real estate records and Borrowers shall deliver to Agent endorsements or commitments for endorsements to the existing mortgagee title insurance policies insuring the Liens of the Mortgages, which shall be in form and substance satisfactory to Agent and which shall give effect to such mortgage amendments; and (iii) simultaneously with the recording of the mortgage amendments described in clause (i), Borrowers shall pay or shall reimburse Agent for the payment of all applicable documentary stamp, intangibles, recording, note or other similar taxes payable with respect to such mortgage amendments.

11.         Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

12.         Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

13.         Expenses of Agent and Lenders. Borrower agrees to pay, on demand, all reasonable costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Credit Documents executed pursuant hereto, including, without limitation, the reasonable costs and fees of Agent’s and Lenders’ legal counsel.

14.         Effectiveness; Governing Law. This Amendment shall be effective upon execution and delivery by Borrower and acceptance by Agent and the Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law).

15.         Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16.         No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Credit Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

17.         Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by portable document format by electronic mail shall be deemed to be an original signature hereto.

18.         Further Assurances. Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

19.         Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

20.         Release of Claims. To induce Agent and Lenders to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, that are known to Borrower as of the date of this Amendment, or that Borrower should have reasonably known, arising under or in connection with any of the Credit Documents. Borrower represents and warrants to Lender that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Agent or any Lender.

21.         Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

EXISTING BORROWER:

REMINGTON ARMS COMPANY , INC.

By: /s/ Stephen P. Jackson, Jr. Name: Stephen P. Jackson, Jr. Title: CFO, Treasurer, Secretary

Address:

870 Remington Drive

Madison, North Carolina 27025

Attention: President

Telecopier No.: (336) 548-7801

NEW BORROWERS:

RA BRANDS, L.L.C.

By: /s/ Stephen P. Jackson, Jr. Name: Stephen P. Jackson, Jr. Title: V.P.

Address:

870 Remington Drive

Madison, North Carolina 27025

Attention: President

Telecopier No.: (336) 548-7801

AGENT:

WACHOVIA BANK, NATIONAL

ASSOCIATION, as Agent

By: /s/ Bruce Rhodes Name: Bruce Rhodes Title: Director

Address:

301 South College Street

Charlotte, North Carolina 28288

Attention: Bruce Rhodes

Telecopier No.: (704) 374-2703

LENDERS:

WACHOVIA BANK, NATIONAL

ASSOCIATION

By: /s/ Bruce Rhodes Name: Bruce Rhodes Title: Director
Revolver Commitment: $65,444,445.00
Term Loan Commitment: $10,555,555.00

Address:

301 South College Street

Charlotte, North Carolina 28288

Attention: ____________________

Telecopier No.: (704) 374-2703

LIBOR Lending Office:

301South College Street

Charlotte, North Carolina 28288

Attention: _____________________

Telecopier No.: (704) 374-2703

BANK OF AMERICA, N.A.

Revolver Commitment: $55,111,111.00 Term Loan Commitment: $8,888,889.00	By: /s/ Lawrence P. Garni Name: Lawrence P. Garni Title: Sr. Vice President

Address:

335 Madison Avenue, 6th Floor

New York, New York 10017

Attention: Lawrence P. Garni

Telecopier No.: (212) 503-7340

LIBOR Lending Office:

Bank of America, N.A.

20975 Swenson Drive, Suite 200

Waukesha, Wisconsin 53186

Attention: Karla Brown

Telecopier No.: (262) 798-4883

NATIONAL CITY BUSINESS

CREDIT, INC.

Revolver Commitment: $34,444,444.00 Term Loan Commitment: $5,555,556.00	By: /s/ Tom Buda Name: Tom Buda Title: Vice President

Address:

1965 East Sixth Street, 4TH Floor

Locator 01-3049

Cleveland, Ohio 44114

Attention: Tom Buda

Telecopier No.: (216) 222-9555

LIBOR Lending Office:

1965 East Sixth Street, 4TH Floor

Locator 01-3049

Cleveland, Ohio 44114

Attention: Montreal Phillips

Telecopier No.: (216) 222-9555

CONSENT AND REAFFIRMATION

(PLEDGOR)

The undersigned pledgor of the Equity Interests of Borrowers securing the Obligations at any time owing to Agent and Lenders hereby (i) acknowledges receipt of a copy of the foregoing Joinder Agreement, Second Amendment and Supplement to Amended and Restated Credit Agreement; (ii) consents to Borrowers’ execution and delivery thereof; and (iii) affirms that nothing contained therein shall modify in any respect whatsoever its pledge securing the Obligations and reaffirms that such pledge is and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of such Second Amendment to Amended and Restated Credit Agreement.

RACI HOLDING, INC.

By: /s/ Stephen P. Jackson, Jr.
Name: Stephen P. Jackson, Jr.
Title: CFO, Treasurer, Secretary

EXHIBIT A-1

FORM OF SECOND AMENDED AND RESTATED REVOLVER NOTE

U.S. $__________.__	______________, 20__

FOR VALUE RECEIVED, the undersigned, REMINGTON ARMS COMPANY, INC., a Delaware corporation, and RA BRANDS, L.L.C., a Delaware limited liability company (individually, a “Borrower” and collectively, the “Borrowers”), hereby unconditionally, and jointly and severally, promise to pay to the order of (herein, together with any subsequent holder hereof, called the “Holder”) the principal sum of $_______________ or such lesser sum as may constitute Holder’s Pro Rata share of the outstanding principal amount of all Revolver Loans pursuant to the terms of the Credit Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to Section 5.2 of the Credit Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally, and jointly and severally, promise to pay to Holder interest from and after the date hereof on Lender’s Pro Rata share of the outstanding principal amount of Revolver Loans at such interest rates, payable at such times, and computed in such manner as are specified in Section  3.1 of the Credit Agreement, in strict accordance with the terms thereof.

This Second Amended and Restated Revolver Note (“Note”) is issued pursuant to, and is one of the “Revolver Notes” referred to in, the Amended and Restated Credit Agreement dated March 15, 2006 (as the same may be amended from time to time, the “Credit Agreement”), among Borrowers, the financial institutions from time to time parties thereto as lenders (“Lenders”), Wachovia Bank, National Association, as Administrative and Collateral Agent for Lenders (in such capacity, “Agent”), Bank of America, N.A. as Syndication Agent, and National City Business Credit, Inc. as Documentation Agent, and Holder is and shall be entitled to all benefits thereof and of all Credit Documents executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

The repayment of the principal balance of this Note shall be made in the manner and to the extent stated in Section  5.2 of the Credit Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the Commitment Termination Date.

All payments of principal and interest shall be made in U.S. Dollars in immediately available funds as specified in the Credit Agreement.

Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Credit Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section  3.1.5 of the Credit Agreement. Borrowers agree to pay, and save Holder harmless against any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys’ fees, if this Note is collected by or through an attorney-at-law.

All principal amounts of Revolver Loans made by Holder to Borrowers pursuant to the Credit Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Credit Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by a Borrower or inadvertently received by Holder, such excess sum shall be, at such Borrower’s option, returned to such Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Agent may, at its option, enforce its rights against any Collateral securing this Note without enforcing its rights against any Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing Borrowers’ liability hereunder, Agent or any Holder may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights of Holder and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law) of the State of New York.

This Note amends and restates that certain Amended and Restated Revolver Note dated March 15, 2006, made by Remington Arms Company, Inc. and RA Factors, Inc. to the order of _____________________________________ in the original maximum principal amount of $____________ (the “Prior Note”), but does not otherwise supersede, discharge or satisfy any of Borrowers’ obligations under the Prior Note and nothing herein shall constitute a novation or an accord and satisfaction with respect to the Prior Note or any of the other Obligations.

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer on the date first above written.

REMINGTON ARMS COMPANY, INC.

By:______________________________________

Title:___________________________________

RA BRANDS, L.L.C.

By:______________________________________

Title:___________________________________

EXHIBIT A-2

FORM OF THIRD AMENDED AND RESTATED SETTLEMENT NOTE

________, ______
U.S. $10,000,000.00	New York, New York

FOR VALUE RECEIVED, the undersigned, REMINGTON ARMS COMPANY, INC., a Delaware corporation, and RA BRANDS, L.L.C., a Delaware limited liability company (individually, a “Borrower” and collectively, the “Borrowers”), hereby unconditionally, and jointly and severally, promise to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (herein, together with any subsequent holder hereof, called “Wachovia”) the principal sum of $10,000,000 or such lesser sum as may constitute the outstanding principal amount of all Settlement Loans pursuant to the terms of the Credit Agreement (as defined below) on the date on which such outstanding principal amounts become due and payable pursuant to the Credit Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally, and jointly and severally, promise to pay to Wachovia interest from and after the date hereof on the outstanding principal amount of Settlement Loans at such interest rates, payable at such times, and computed in such manner as are specified in Section  3.1 of the Credit Agreement, in strict accordance with the terms thereof.

This Third Amended and Restated Settlement Note (“Note”) is issued pursuant to, and is the “Settlement Note” referred to in, the Amended and Restated Credit Agreement dated March 15, 2006 (as the same may be amended, restated, modified or supplemented, from time to time, the “Credit Agreement”), among Borrowers, the financial institutions from time to time parties thereto as lenders (“Lenders”), Wachovia Bank, National Association, as Administrative and Collateral Agent for Lenders (in such capacity, “Agent”), Bank of America, N.A. as Syndication Agent, and National City Business Credit, Inc. as Documentation Agent, and Wachovia is and shall be entitled to all benefits thereof and of all Credit Documents executed and delivered in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

The repayment of the principal balance of this Note shall be made in the manner and to the extent stated in Section  5.2 of the Credit Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the Commitment Termination Date.

All payments of principal and interest shall be made in U.S. Dollars in immediately available funds as specified in the Credit Agreement.

Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Credit Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section  3.1.5 of the Credit Agreement. Borrowers agree to pay, and save Wachovia harmless against any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys’ fees, if this Note is collected by or through an attorney-at-law.

All principal amounts of Settlement Loans made by Wachovia to Borrowers pursuant to the Credit Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Credit Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Wachovia for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by any Borrower or inadvertently received by Wachovia, such excess sum shall be, at such Borrower’s option, returned to such Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof Borrowers not pay or contract to pay, and that Wachovia not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Wachovia in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Wachovia of any right or remedy preclude any other right or remedy. Agent may, at its option, enforce its rights against any Collateral securing this Note without enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Each Borrower agrees that, without releasing or impairing such Borrower’s liability hereunder, Agent or Holder may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights of Wachovia and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law) of the State of New York.

This Note amends and restates that certain Second Amended and Restated Settlement Note dated May 31, 2007, made by Remington Arms Company, Inc. to the order of Wachovia in the original maximum principal amount of $10,000,000 (the “Prior Settlement Note”), but does not otherwise supersede, discharge or satisfy any of Borrowers’ obligations under the Prior Settlement Note and nothing herein shall constitute a novation or an accord and satisfaction with respect to the Prior Settlement Note or any of the other Obligations.

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer on the date first above written.

REMINGTON ARMS COMPANY, INC.

By:______________________________________

Title:___________________________________

RA BRANDS, L.L.C.

By:______________________________________

Title:___________________________________

EXHIBIT A-3

FORM OF TERM NOTE

U.S. $______________.___	____________, 20__
__________________

FOR VALUE RECEIVED, the undersigned, REMINGTON ARMS COMPANY, INC., a Delaware corporation, and RA BRANDS, L.L.C., a Delaware limited liability company (individually, a “Borrower” and collectively, the “Borrowers”), hereby unconditionally, and jointly and severally, promise to pay the order of _______________________________ (herein, together with any subsequent holder hereof, called the “Holder”), the principal sum of $_________, or so much thereof as represents Holder’s Pro Rata share of the outstanding principal amount of the Term Loan pursuant to the terms of the Credit Agreement (as defined below), on the dates on which such outstanding principal amounts become due and payable pursuant to Section 5.3 of the Credit Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally, and jointly and severally, promise to pay to Holder interest from and after the date hereof on the unpaid principal balance hereof at such interest rates, payable at such times and computed in such manner as are specified in Section 3.1 of the Credit Agreement, in strict accordance with the terms thereof.

This Term Note (“Note”) is issued pursuant to, and is one of the “Term Notes” referred to in, the Amended and Restated Credit Agreement dated March 15, 2006 (as the same may be amended, restated, modified or supplemented, from time to time, the “Credit Agreement”), among Borrowers, the financial institutions from time to time parties thereto as lenders (“Lenders”), Wachovia Bank, National Association, as Administrative and Collateral Agent for Lenders (in such capacity, “Agent”), Bank of America, N.A. as Syndication Agent, and National City Business Credit, Inc. as Documentation Agent, and Holder is and shall be entitled to all benefits thereof and of all Credit Documents executed and delivered in connection therewith. This Note is subject to certain restrictions on transfer or assignment as provided in the Credit Agreement. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

This Note is subject to mandatory prepayment in accordance with the provisions of Section 5.3.3 of the Credit Agreement and to prepayment premiums in accordance with the provisions of Section 5.3.4 of the Credit Agreement. Notwithstanding anything to the contrary contained herein, the entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the Commitment Termination Date.

All payments of principal and interest shall be made in U.S. Dollars in immediately available funds as specified in the Credit Agreement.

Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Credit Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section  3.1.5 of the Credit Agreement. Borrowers agree to pay, and save Wachovia harmless against any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys’ fees, if this Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by any Borrower or inadvertently received by Holder, such excess sum shall be, at such Borrower’s option, returned to such Borrower forthwith or credited as a payment of principal but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrowers under Applicable Law.

Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Agent, at its option, may enforce its rights against any Collateral securing this Note without enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers. Each Borrower agrees that, without releasing or impairing such Borrower’s liability hereunder, Agent or Holder may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights of Holder and obligations of Borrowers hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof other than Section 5-1401 of the New York General Obligations Law) of the State of New York.

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officer on the date first above written.

REMINGTON ARMS COMPANY, INC.

By:______________________________________

Title:___________________________________

RA BRANDS, L.L.C.

By:______________________________________

Title:___________________________________

EXHIBIT B

Form of Letter of Credit Request

TO:

Lenders listed in that certain Amended and Restated Credit Agreement dated March 15, 2006 (as amended, restated, modified or supplemented, the “Credit Agreement”), among Remington Arms Company, Inc., and the other borrowers named therein, the Lenders listed herein and Wachovia Bank, National Association, as Agent (“Agent”)

Pursuant to Section 2.3.1 of the Credit Agreement, the undersigned authorized officer of the undersigned Borrowers hereby requests [a] Letter[s] of Credit as follows:

Face Amount	Date of Issuance	Expiry Date	Letter of Credit Purpose	Name and Address of Beneficiary

The undersigned hereby certifies that the amount of the outstanding LC Obligations prior to giving effect to any Letter of Credit requested hereby is equal to $_____________.

Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning in this notice.

Date:	____________________, 200___.

REMINGTON ARMS COMPANY, INC.

By:______________________________________

Title:___________________________________

RA BRANDS, L.L.C.

By:______________________________________

Title:___________________________________

EXHIBIT C

Form of Notice of Conversion/Continuation

Date ______________, 200_

Wachovia Bank, National Association, as Agent

301 South College Street

6th Floor

Charlotte, North Carolina 28288

Attention: _______________________

Re:

Amended and Restated Credit Agreement dated March 15, 2006, by and among Remington Arms Company, Inc., the other “Borrowers” named therein, certain “Lenders” from time to time parties thereto, Wachovia Bank, National Association, as Administrative and Collateral Agent for such Lenders, Bank of America, N.A. as Syndication Agent and National City Business Credit, Inc. as Documentation Agent (as at any time amended, restated, modified or supplemented, the “Credit Agreement”)

Gentlemen:

This Notice of Conversion/Continuation is delivered to you pursuant to Section 3.1.2 of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement. Borrowers hereby give notice of their request as follows:

Check as applicable:

A conversion of Loans from one Type to another, as follows:

(i)	The requested date of the proposed conversion is ______________, ____ (the “Conversion Date”);

(ii)

The Type of Loans to be converted pursuant hereto are presently __________________ [select either Euro-Dollar Loans or Base Rate Loans] in the principal amount of $_____________ outstanding as of the Conversion Date;

(iii)	The portion of the aforesaid Loans to be converted on the Conversion Date is $_____________ (the “Conversion Amount”);

(iv)	The Conversion Amount is to be converted into a ____________ [select either a Euro-Dollar Loan or a Base Rate Loan] (the “Converted Loan”) on the Conversion Date.

(v)	[In the event Borrowers select a Euro-Dollar Loan:] Borrowers hereby request that the Interest Period for such Converted Loan be for a duration of _____ [insert length of Interest Period].

A continuation of Loans which are Euro-Dollar Loans for a new Interest Period, as follows:

(i)	The requested date of the proposed continuation is _______________, _____ (the “Continuation Date”);

(ii)	The aggregate amount of such Euro-Dollar Loans subject to such continuation is $__________________;

(iii)	The duration of the selected Interest Period for such Euro-Dollar Loans which are the subject of such continuation is: _____________ [select duration of applicable Interest Period];

Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Credit Documents and certifies that no Default or Event of Default exists on the date hereof.

Borrowers have caused this Notice of Conversion/Continuation to be executed and delivered by their duly authorized representatives, this _______ day of ______________, 200_.

REMINGTON ARMS COMPANY, INC.

By:______________________________________

Title:___________________________________

RA BRANDS, L.L.C.

By:______________________________________

Title:___________________________________

EXHIBIT D

Form of Notice of Borrowing

Date ____________, 200_

Wachovia Bank, National Association, as Agent

301 South College Street

6th Floor

Charlotte, North Carolina 28288

Attention: _________________

Re:

Amended and Restated Credit Agreement dated March 15, 2006, by and among Remington Arms Company, Inc., the other “Borrowers” named therein, certain “Lenders” from time to time parties thereto, Wachovia Bank, National Association, as Administrative and Collateral Agent for such Lenders, Bank of America, N.A. as Syndication Agent and National City Business Credit, Inc. as Documentation Agent (as at any time amended, restated, modified or supplemented, the “Credit Agreement”)

Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section  4.1.1 of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement. Borrowers hereby request a Revolver Loan in the aggregate principal amount of $______________, to be made on _____________, 200 _, to be disbursed to the Funding Account, and to consist of:

Check as applicable:	□	Base Rate Loans in the aggregate principal amount of $_____________

□	Euro-Dollar Loans in the aggregate principal amount of $___________, with Interest Periods as follows:

(i)	As to $_____________, an Interest Period of ______ month(s);

(ii)	As to $_____________, an Interest Period of ______ months;

(iii)	As to $_____________, an Interest Period of ______ months.

Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the Credit Documents and hereby certifies that no Default or Event of Default exists on the date hereof.

Each Borrower hereby represents, warrants and certifies to Agent that the amount of the Obligations incurred and outstanding on the date hereof, taken together with the amount of the Revolver Loan requested herein, does not exceed the sum of (i) the amount on the date hereof that constitutes “Permitted Indebtedness” under clause (i) of the definition of that term in the New Senior Notes Indenture as in effect on January 24, 2003 plus (ii) the amount of Obligations that Borrowers would be permitted to incur hereunder on such date under clause (xiv) of the definition of “Permitted Indebtedness” without causing a breach or violation of the New Senior Notes Indenture as in effect on January 24, 2003, minus (iii) the outstanding principal balance of the Term Loan on such date.

Borrowers have caused this Notice of Borrowing to be executed and delivered by their duly authorized representative, this ______ day of _____________, 200_.

REMINGTON ARMS COMPANY, INC.

By:______________________________________

Title:___________________________________

RA BRANDS, L.L.C.

By:______________________________________

Title:___________________________________

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

[Letterhead of Remington]

Date: _____________, 200__

Wachovia Bank, National Association, as Agent

301 South College Street

6th Floor

Charlotte, North Carolina 28288

Attention: ________________________

Reference is hereby made to the Amended and Restated Credit Agreement dated March 15, 2006, by and among Remington Arms Company, Inc., the other borrowers named therein. (each a “Borrower” and collectively, “Borrowers”), certain “Lenders” from time to time parties thereto, Wachovia Bank, National Association, as Administrative and Collateral Agent for such Lenders, Bank of America, N.A., as Syndication Agent, and National City Business Credit, Inc., as Documentation Agent (as at any time amended, restated, modified or supplemented, the “Credit Agreement”). Capitalized terms used in this Compliance Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section  10.1.3 of the Credit Agreement, the undersigned, the chief financial officer of Borrowers, hereby certifies to the Agent and the Lenders that (1) the information contained in the Compliance Checklist attached hereto is true, accurate and complete in all material respects as of __________, 200__, and (2), except as expressly stated in the Compliance Certificate attached hereto: (a) no Default or Event of Default is in existence on and as of the date hereof, (b) as of the date hereof, each Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located or who provide processing or logistics services with respect to any of the Collateral at any location, and there are no pending disputes or claims regarding such Borrower’s failure to pay or delay in payment of any such rent or other charges, and (c) as of the date hereof, each Borrower and each of its Subsidiaries has filed all federal, state, municipal, local, and foreign tax returns and other reports it is required by law to file and has paid, all Taxes upon it, its income and Properties (including all federal excise taxes), prior to the date on which such Taxes became delinquent, in each case except to the extent that such Taxes are being Properly Contested and except where the same could not reasonably be expected to have a Material Adverse Effect.

REMINGTON ARMS COMPANY, INC.

By:______________________________________

Title:___________________________________

RA BRANDS, L.L.C.

By:______________________________________

Title:___________________________________

REMINGTON ARMS COMPANY, INC. - COMPLIANCE CHECKLIST

AFFIRMATIVE COVENANTS

In compliance	Not in compliance	Covenant

□	□	Notices (Section 10.1.2)
□	□	Financial and Other Information. (Section 10.1.3)
□	□	Landlord and Storage Agreements (Section 10.1.4)
□	□	Projections . (Section 10.1.5)
□	□	Taxes . (Section 10.1.6)
□	□	Compliance with Laws. (Section 10.1.7)
□	□	Insurance . (Section 10.1.8)
□	□	Compliance with LC Documents. (Section 10.1.9)

NEGATIVE COVENANTS

In compliance	Not in compliance	Covenant

□	□	Fundamental Changes. (Section 10.2.1)
□	□	Loans. (Section 10.2.2)
□	□	Permitted Debt. (Section 10.2.3)
□	□	Affiliate Transactions. (Section 10.2.4)
□	□	Limitation on Liens. (Section 10.2.5)
□	□	Subordinated Debt. (Section 10.2.6)
□	□	Restricted Payments. (Section 10.2.7)
□	□	Disposition of Assets. (Section 10.2.9)
□	□	Bill-and-Hold Sales, Etc. (Section 10.2.11)
□	□	Restricted Investments. (Section 10.2.12)
□	□	Acquisitions. (Section 10.2.13)
□	□	Tax Consolidation. (Section 10.2.15)
□	□	Fiscal Year. (Section 10.2.16)
□	□	Organization Documents. (Section 10.2.17)
□	□	Conduct of Business. (Section 10.2.18)
□	□	Subsidiaries. (Section 10.2.19)
□	□	Restrictions on Upstream Payments. (Section 10.2.20)
□	□	Hedging Agreements. (Section 10.2.21)
□	□	Factoring Documents. (Section 10.2.22)
□	□	Licenses of Intellectual Property. (Section 10.2.23)

FINANCIAL COVENANTS

Capitalized terms used herein have the meanings ascribed to such terms in the Credit Agreement.

In compliance	Not in compliance	Covenant

□ (i) (ii) (iii) (iv) (a) (i) (ii) (iii) (b)	□ __ to 1.0 $_____________ $_____________ $_____________ $_____________ $ _____________ $_____________ $_____________ $_____________ $_____________

Consolidated Fixed Charge Coverage Ratio. (Section 10.3.1)
[Required at any time that the Minimum Availability Condition is not satisfied]

The ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Fixed Charges for the Most Recent Covenant Test Period of at least 1.1 to 1.0.

(a)   Consolidated Adjusted EBITDA:

      (i) Consolidated EBITDA, less

      (ii) Capital Expenditures paid, less

      (iii) Restricted Payments paid, to the extent permitted by Section 10.2.7 of the Credit Agreement, less

      (iv) cash provisions for taxes paid based on income, provided that the amount of such cash provisions for taxed based on income may not be less than zero.

(b)  Consolidated Fixed Charges:

      (i) Consolidated Interest Expense, plus

      (ii) scheduled principal payments of any long-term Debt coming due in the next period of equal length, plus

      (iii) payments made with respect to Capitalized Lease Obligations

$_____________	Average Excess Availability for the Fiscal Quarter most recently ended.

ENVIRONMENTAL COVENANTS

In compliance	Not in compliance	Covenant

□	□	Environmental Covenants (Section 10.4)

If not in compliance with any of the foregoing, please provide a description below:

Section No.	Description of Non-Compliance

_______	___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________

_______	___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________

_______	___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________

_______	___________________________________________________________
___________________________________________________________
___________________________________________________________
___________________________________________________________

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated as of ______, 200_

Reference is made to the Amended and Restated Credit Agreement dated March 15, 2006 (at any time amended, restated, modified or supplemented, the “Credit Agreement”), among REMINGTON ARMS COMPANY, INC., a Delaware corporation, the other borrowers named therein (individually, a “Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party to the Credit Agreement (“Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative and Collateral Agent for Lenders (in such capacity, the “Agent”), BANK OF AMERICA, N.A. , in its capacity as Syndication Agent, and NATIONAL CITY BUSINESS CREDIT, INC., in its capacity as Documentation Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

____________________________ (the “Assignor”) and ________________________________ (the “Assignee”) agree as follows:

1)          (A) Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (i) a principal amount of $________ of the outstanding Revolver Loans held by Assignor (which amounts, according to the records of Agent, represent _______% of the total principal amount of outstanding Revolver Loans) and (ii) a principal amount of $__________ of Assignor’s Revolver Commitment (which amount includes Assignor’s outstanding Revolver Loans being assigned to Assignee pursuant to clause (i) above and which, according to the records of Agent, represents ____% of the total Revolver Commitments of Lenders under the Credit Agreement); (B) Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (i) a principal amount of $________ of the outstanding Term Loan and (ii) a principal amount of $_________ of Assignor’s Term Loan Commitment (which amount includes Assignor’s outstanding Term Loan Advance being assigned to Assignee pursuant to clause (B)(i) above and which, according to the records of Agent, represents ________% of the total Term Loan Commitments of the Lenders under the Credit Agreement) (the items described in (A) and (B) above being herein collectively referred to as (the “Assigned Interests”), together with an interest in the Credit Documents corresponding to the Assigned Interest. This Agreement shall be effective from the date (the “Assignment Effective Date”) on which Assignor receives both (x) the principal amount of the Assigned Interest in the Revolver Loans on the Assignment Effective Date, if any, and (y) a copy of this Agreement duly executed by Assignee. From and after the Assignment Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of Assignor’s Revolver Commitments to the extent, and only to the extent, of Assignee’s Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts have accrued subsequent to the Assignment Effective Date.

2)          Assignor (i) represents that as of the date hereof, the aggregate of its Commitments under the Credit Agreement (without giving effect to assignments thereof, which have not yet become effective) is $__________, and the outstanding balance of its Loans (unreduced by any assignments thereof, which have not yet become effective) is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers, the performance or observance by any Borrower of any of its obligations under the Credit Agreement or any of the Credit Documents[; and (iv) attaches the Notes held by it and requests that Agent exchange such Notes for new Notes payable to Assignee and the Assignor in the principal amounts set forth on Schedule Ahereto].

3)          Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the terms thereof, and copies of such other Credit Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is eligible to become an Assignee; (v) appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to Agent, by the terms thereof, together with such powers as are incidental thereto; (vi) agrees that it will strictly observe and perform all the obligations that are required to be performed by it as a “Lender” under the terms of the Credit Agreement and the other Credit Documents; and (vii) agrees that it will keep confidential all information with respect to Borrower furnished to it by Borrower or the Assignor to the extent provided in the Credit Agreement.

4)          Assignor acknowledges and agrees that it will not sell or otherwise dispose of the Assigned Interests or any portion thereof, or grant any participation therein, in a manner which, or take any action in connection therewith which, would violate the terms of any of the Credit Documents.

5)          This Agreement and all rights and obligations shall be interpreted in accordance with and governed by the laws of the State of New York. If any provision hereof would be invalid under Applicable Law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected by another provision’s being held invalid.

6)          Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission or by first-class mail, shall be deemed given when sent and shall be sent as follows:

If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________

__________________________

__________________________

If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

__________________________

__________________________

__________________________

__________________________

Payments hereunder shall be made by wire transfer of immediately available U.S. Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

__________________________

ABA No.__________________

__________________________

Account No.________________

Reference: _________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

__________________________

__________________________

__________________________

ABA No.__________________

For Account of:_____________

Reference: ________________

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed and delivered by their respective duly authorized officers, as of the date first above written.

[NAME OF ASSIGNOR]

(“Assignor”)

By:_________________________________ Title:_____________________________

[NAME OF ASSIGNEE]

(“Assignee”)

By:_________________________________ Title:_____________________________

SCHEDULE A TO ASSIGNMENT AND ACCEPTANCE

EXHIBIT H

FORM OF NOTICE

Reference is made to (i) the Amended and Restated Credit Agreement dated March 15, 2006 (at any time amended, restated, modified or supplemented, the “Credit Agreement”), among REMINGTON ARMS COMPANY, INC., a Delaware corporation, the other borrowers named therein (individually, a “Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party to the Credit Agreement (“Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Administrative and Collateral Agent for Lenders (in such capacity, the “Agent”), BANK OF AMERICA, N.A., in its capacity as Syndication Agent, and NATIONAL CITY BUSINESS CREDIT, INC., in its capacity as Documentation Agent, and (ii) the Assignment and Acceptance dated as of ___________________________, 200__ (the “Assignment Agreement”) between _______________________________________________________________________ (the “Assignor”) and ________________________________________________________ (the “Assignee”). Except as otherwise defined herein, capitalized terms used herein which are defined in the Credit Agreement are used herein with the respective meanings specified therein.

The Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of (i) $________ of the outstanding Revolver Loans held by Assignor, (ii) $___________ of Assignor’s Revolver Commitment (which amount includes the Assignor’s outstanding Revolver Loans being assigned to Assignee pursuant to clause (i) above), (iii) $_______________ of the outstanding Term Loan Advance held by Assignor, and (iv) $_____________ of Assignor’s Term Loan Commitment (which amount includes Assignor’s outstanding portion of the Term Loan Advance being assigned to Assignee pursuant to clause (iii) above), together with an interest in the Credit Documents corresponding to the interest in the Loans and Commitments so assigned. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Credit Agreement to the extent of the Assigned Interest (as defined in the Assignment Agreement).

For purposes of the Credit Agreement, Agent shall deem Assignor’s share of the Revolver Commitment and Term Loan Commitment to be reduced by $_________ and $_________ respectively, and Assignee’s share of the Revolver Commitment and Term Loan Commitment to be increased by $_________ and $_________ respectively.

The address of the Assignee to which notices, information and payments are to be sent under the terms of the Credit Agreement is:

________________________

________________________

________________________

________________________

Assignees LIBOR Lending Office address is as follows:

________________________

________________________

________________________

________________________

This Notice is being delivered to Borrowers and Agent pursuant to the Credit Agreement. Please acknowledge your receipt of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, the undersigned have caused the execution of this Notice, as of _________________, 200_.

[NAME OF ASSIGNOR]

(“Assignor”)

By:_________________________________ Title:_____________________________

[NAME OF ASSIGNEE]

(“Assignee”)

By:_________________________________ Title:_____________________________

ACKNOWLEDGED AND AGREED TO

AS OF THE DATE SET FORTH ABOVE:

BORROWERS:

REMINGTON ARMS COMPANY, INC.

By:____________________________

Title:_________________________

RA BRANDS, L.L.C.

By:____________________________

Title:_________________________

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Agent

By:____________________________

Title:_________________________

EXHIBIT I

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

Reference is made to the Loan(s) held by the undersigned pursuant to the Amended and Restated Credit Agreement (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), made on March 15, 2006, by and among Remington Arms Company, Inc., a Delaware corporation (“Remington”), the other borrowers named therein (together with Remington, the “Borrowers”), the various financial institutions from time to time parties thereto (the “Lenders”), Wachovia Bank, National Association, a national banking association in its capacity as administrative and collateral agent for the Lenders (the “Agent”), Bank of America, N.A., in its capacity as syndication agent and National City Business Credit, Inc., in its capacity as documentation agent. The undersigned hereby certifies under penalties of perjury that:

(1)	The undersigned is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) registered in its name;
(2)	The income from the Loan(s) held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;
(3)

The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or any qualification for any exemption from any tax, securities law or other legal requirements;

(4)	The undersigned is not a 10-percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code; and
(5)	The undersigned is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

The undersigned has furnished you with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall so inform the Borrowers (for the benefit of the Borrowers and the Agent) in writing within thirty days of such change and (2) the undersigned shall furnish the Borrowers (for the benefit of the Borrowers and the Agent) a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrowers to the undersigned, or in either of the two calendar years preceding such payment.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:_______________________

[Address]

Dated:__________________________

SUPPLEMENTS TO SCHEDULES

FOR BRANDS TO BE ATTACHED BY BORROWERS

Schedule 8.1.1	Business Locations
Schedule 9.1.1	Jurisdictions in Which Each Borrower and Each Subsidiary Is Authorized to Do Business
Schedule 9.1.4	Capital Structure
Schedule 9.1.5	Corporate Names
Schedule 9.1.9	Financial Statements
Schedule 9.1.12	Surety Obligations
Schedule 9.1.13	Tax Identification Numbers of Borrowers and Subsidiaries
Schedule 9.1.18	Contracts Restricting Borrowers’ and Subsidiaries’ Right to Incur Debts
Schedule 9.1.19	Litigation
Schedule 9.1.21	Capitalized and Operating Leases
Schedule 9.1.22	Pension Plans
Schedule 9.1.24	Collective Bargaining Agreements; Labor Controversies
Schedule 9.1.27	Investments
Schedule 9.1.28	Bank Accounts
Schedule 9.1.30	Environmental Matters
Schedule 10.2.5	Permitted Liens
Schedule 10.2.21	Hedging Agreements